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                                  EXHIBIT 11

Environmental Power Corporation
Computation of Earnings Per Share
September 30, 1999

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
                                                                        Income               Shares             Per Share
                                                                      (Numerator)         (Denominator)          Amounts
                                                                    --------------       --------------       --------------
Three Months Ended September 30, 1999:
-------------------------------------
Income available to shareholders                                    $      706,498           11,406,783       $         0.06
Effect of dividends to preferred stockholders                               (1,250)
                                                                    --------------       --------------       --------------
Basic EPS - income available to common shareholders                        705,248           11,406,783                 0.06
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                   1,060
                                                                    --------------       --------------       --------------
Diluted EPS - income available to common shareholders               $      705,248           11,407,843       $         0.06
                                                                    ==============       ==============       ==============

Three Months Ended September 30, 1998:
-------------------------------------
Income available to shareholders                                    $      437,182           11,406,783       $         0.04
Effect of dividends to preferred stockholders                               (1,250)
                                                                    --------------       --------------       --------------
Basic EPS - income available to common shareholders                        435,932           11,406,783                 0.04
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  22,597
                                                                    --------------       --------------       --------------
Diluted EPS - income available to common shareholders               $      435,932           11,429,380       $         0.04
                                                                    ==============       ==============       ==============

Nine Months Ended September 30, 1999:
------------------------------------
Income available to shareholders                                    $      492,021           11,406,783       $         0.04
Effect of dividends to preferred stockholders                               (3,750)
                                                                    --------------       --------------       --------------
Basic EPS - income available to common shareholders                        488,271           11,406,783                 0.04
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                     391
                                                                    --------------       --------------       --------------
Diluted EPS - income available to common shareholders               $      488,271           11,407,174       $         0.04
                                                                    ==============       ==============       ==============

Nine Months Ended September 30, 1998:
------------------------------------
Income available to shareholders                                    $       54,054           11,406,783       $         ----
Effect of dividends to preferred stockholders                               (3,750)
                                                                    --------------       --------------       --------------
Basic EPS - income available to common shareholders                         50,304           11,406,783                 ----
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  22,595
                                                                    --------------       --------------       --------------
Diluted EPS - income available to common shareholders               $       50,304           11,429,378       $         ----
                                                                    ==============       ==============       ==============
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